Total Loan Portfolio Composition

Total: $3.8 Billion



Consumer, 10%
Home Equity, 7%
Residential Real Estate, 4%
C&I Loans, 20%
Vacant Land, 4%
Construction & Land Dev. Loans, 14%
CRE Loans, 41%



Commercial
Consumer
$ in millions
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$793 $765
$1,545 $1,556
$545 $544
$200 $139
$198 $188
$242 $250
$358 $364
C&I Loans
CRE Loans
Construction & Land Dev. Loans
Vacant Land
Residential Real Estate
Home Equity
Consumer
Q2-2008
Q3-2008

AMCORE Bank

* Construction loans include loans for developments that are 100% completed and making payments.

Commercial Loan Portfolio Breakdown

$'s of Outstanding Commercial Loans ($3.0 billion)



CRE & Construction Loans
C & I Loans
in millions
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$545.1 $544.3
$199.5 $138.6
$73.0 $83.2
$163.7 $158.9
$206.5 $201.0
$1,102.4 $1,112.8
$56.4 $48.5
$713.1 $688.1
$23.8 $28.5
Construction & Land Development
Vacant Land
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q2-2008
Q3-2008

$'s of Non-accrual Loans ($183 million vs. $165 million in Q2)



Concentration Focus both in terms of outstanding balances and non-accrual loans
in millions
$400.0
$300.0
$200.0
$100.0
$-
$68.7 $77.0
$19.4 $20.4
$0.1 $1.2
$12.1 $17.8
$10.4 $4.8
$43.7 $42.9
$0.2 $0.2
$10.1 $18.6
$- $-
Construction & Land Development
Vacant Land
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q2-2008
Q3-2008

AMCORE Bank

Commercial Construction & Land Development

Composition Analysis

Loans = $544 Million



All Else, 20%
5+ Family Unit Construction, 0%
Mixed Use, 7%
GBSA & RE, 2%
Condo, 3%
Spec Homes, 8%
1-4 Family Construction, 8%
Land Developers, 52%

All Else is comprised of several categories no one larger than 3% of the portfolio such as offices, strip malls, churches, and warehouses.

AMCORE Bank

Loans Secured by Non-Farm Non-Residential Properties

Composition Analysis

Loans = $1,113 Million



Other Specialty Facility 14%
Office 19%
Manufacturing Facility 6%
C&I RE Secured 10%
Gas Station 7%
Industrial Warehouse 9%
Strip Mall 9%
C&I GBSA and RE 12%

AMCORE Bank

Total Investment Portfolio Composition

Portfolio Breakdown by Type

Type	Note	Market Value (millions)	Book Value (millions)
US Gov't, Agency, and GSE Debt	(1)	$47	$47
US Agency, and GSE MBS/CMO		548	550
Municipal Bonds	(2)	136	138
Non-Agency CMO/MBS/ABS	(3)	71	88
Other Securities	(4)	26	26
Total		**$828**	**$849**

Portfolio Composition Ratings

Credit Rating	Book Value (millions)	% of Portfolio
US Gov't, Agency, and GSE - AAA	$597	70.3%
AAA	130	15.2%
AA	49	5.8%
A	38	4.5%
BBB	3	0.4%
Unrated *	6	0.7%
Stock	26	3.1%
	$849	**100%**

99.9% Muni GOs

(1) Contains no subordinated debt	
(2) Municipal obligation bonds consist of:	
General obligation bonds	130.9
Revenue bonds	6.8
(3) Non-Agency CMO/MBS/ABS bonds consist of:	
Non-agency CMOs (fixed-rate fully amortizing jumbos, 2002-2005 vintages)	51.5
Bank-only pooled trust preferred securities	26.2
Bank and insurance company pooled trust preferred securit	3.0
Auto loan asset-backed securities	6.9
CRA-related asset-backed securities	0.8
All are rated "AAA", and none rely on financial guaranty policies	
(4) Other Securities consist of:	
FHLB Stock	20.3
FRB Stock	4.4
Other (primarily Mutual Fund Sweeps and Farmer Mac stock, but no other GSE stock)	1.6


Other Securities 3.1%
US Govt, Agency, and GSE Debt 5.5%
Non-Agency CMO/MBS /ABS 10.4%
Municipal Bonds 16.2%
US Agency, and GSE MBS/CMO 64.8%

AMCORE Bank

Addendum

Loan Category Definitions

AMCORE Bank

Loan Category Definitions

Construction & Land Development

Loans secured by real estate: (a) land development (i.e., the process of improving land – laying sewers, water pipes, etc.) (b) the on-site construction of industrial, commercial, residential, or farm buildings. For purposes of this item, "construction" includes not only construction of new structures, but also additions or alterations to existing structures and the demolition of existing structures to make way for new structures.

Vacant Land

Loans secured by vacant land, except land known to be used or usable for agricultural purposes.

Loans Secured By Farmland

Farmland includes all land known to be used or usable for agricultural purposes, such as crop and livestock production. Farmland includes grazing or pasture land, whether tillable or not and whether wooded or not.

Residential Real Estate & Home Equity

Loans secured by real estate as evidenced by mortgages, deeds of trust, land contracts, or other instruments, whether first or junior liens on real estate.

Secured by Multi Family Residential Real Estate

Non-farm properties with five or more dwelling units in structures (including apartment buildings and apartment hotels), five or more unit housekeeping dwellings with commercial units combined, and cooperative-type apartment buildings containing five or more units.

Loans Secured by Non-farm Non-residential Properties

Loans secured by real estate as evidenced by mortgages or other liens on non-farm nonresidential properties, including business and industrial properties, hotels, motels, churches, hospitals, educational and charitable institutions, dormitories, clubs, lodges, association buildings, "homes" for aged persons and orphans, golf courses, recreational facilities, and similar properties. Exclude loans for non-farm nonresidential property construction and land development purposes.

Loans To Finance Agricultural Production

Secured or unsecured loans for the purpose of financing agricultural production such as growing and storing crops, marketing and transport of agricultural products, livestock care, farm machinery, fisheries and forestries, etc.

Commercial and Industrial (C&I)

Loans for commercial and industrial purposes to sole proprietorships, partnerships, corporations, and other business enterprises, whether secured (other than by real estate) or unsecured, single-payment or installment.

Obligations of US State/Political Subdivisions

Obligations of states and political subdivisions in the United States (includes overdrafts and obligations secured by real estate).